LIBERTY-STEIN ROE ADVISOR TRUST
                            ADMINISTRATIVE AGREEMENT
                                   SCHEDULE A


The Funds of the Trust currently subject to this Agreement are as follows:

                                                             Effective Date
     Liberty Young Investor Fund                           February 14, 1997
     Liberty Growth Stock Fund                             February 14, 1997


Dated:  July 1, 2001


                                              LIBERTY-STEIN ROE ADVISOR TRUST



Attest:                                       By:_______________________________
                                                   William J. Ballou
________________________________________           Secretary
Kevin Jacobs
Assistant Secretary



                                              STEIN ROE & FARNHAM INCORPORATED



Attest:                                       By:_______________________________
                                                   William J. Ballou
________________________________________           Assistant Secretary
Kevin Jacobs
Assistant Secretary



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                                          LIBERTY-STEIN ROE ADVISOR TRUST
                                             ADMINISTRATIVE AGREEMENT
                                                    SCHEDULE B


Compensation pursuant to Section 7 of this Agreement shall be calculated with respect to each Fund in accordance with the following schedule applicable to average daily net assets of the Fund:

                  Fund                      Administrative Fee Schedule
                  ----                      ---------------------------
     Liberty Growth Stock Fund            0.150% of the first $500 million
                                          0.125% of the next $500 million,
                                          0.100% up to $2 billion,
                                          0.075% thereafter

     Liberty Young Investor Fund          0.200% of the first $500 million
                                          0.150% of the next $500 million,
                                          0.125% thereafter


Dated:  July 1, 2001


                         LIBERTY-STEIN ROE ADVISOR TRUST



Attest:                                       By:_______________________________
                                                   William J. Ballou
________________________________________           Secretary
Kevin Jacobs
Assistant Secretary



                                              STEIN ROE & FARNHAM INCORPORATED



Attest:                                       By:_______________________________
                                                   William J. Ballou
________________________________________           Assistant Secretary
Kevin Jacobs
Assistant Secretary